UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 29, 2006

Kana Software, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27163	77-0435679
(Commission File Number)	(IRS Employer Identification No.)

181 Constitution Drive, Menlo Park, CA	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 614-8300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 29, 2006, the Board of Directors of Kana Software, Inc. (“KANA”) amended the KANA 1999 Stock Incentive Plan, as amended (the “1999 Stock Incentive Plan”), and the Broadbase Software, Inc. 2000 Stock Incentive Plan, as amended (the “Broadbase 2000 Stock Incentive Plan”), to include certain provisions set forth in the California Corporate Securities Law of 1968, as amended, in connection with KANA’s qualification of these equity plans under the California law. These provisions include, among other things, a requirement that all options granted under the 1999 Stock Incentive Plan and the Broadbase 2000 Stock Incentive Plan have an exercise price equal to at least the fair market value of KANA’s Common Stock, and a requirement that the options vest each year as to at least twenty percent (20%) of the total number of shares subject to the option.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KANA SOFTWARE, INC.

By:	/s/ John M. Thompson
John M. Thompson
Chief Financial Officer

Date: September 5, 2006